                                                               Exhibit No. 10.20

                              THE JUDGE GROUP, INC.
                             1996 STOCK OPTION PLAN
                      AGREEMENT FOR NON-EMPLOYEE DIRECTORS
                   (As Amended and Restated Effective May 22,
                                      2001)

                    NON-QUALIFIED STOCK OPTION AGREEMENT FOR
                             NON-EMPLOYEE DIRECTORS

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT made as of May 23, 2001 (the "Grant Date"), between The Judge Group, Inc., a Pennsylvania corporation (the "Company"), and Robert H. Strouse, a Non-Employee Director of the Company (the "Non-Employee Director").

         WHEREAS, the Company desires to afford the Non-Employee Director an opportunity to purchase shares of common stock of the Company ("Common Stock") as hereinafter provided, in accordance with the provisions of THE JUDGE GROUP, INC. 1996 STOCK OPTION PLAN (as amended and restated effective May 22, 2001) (the "Plan"), a copy of which is attached.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

         1. Grant of Option. The Company hereby grants to the Non-Employee Director the right and option (the "Option") to purchase all or any part of an aggregate of 10,000 shares of Common Stock. The Option is in all respects limited and conditioned as hereinafter provided, and is subject to the terms and conditions of the Plan now in effect and as they may be amended from time to time (but only to the extent any such amendment applies to outstanding options). The terms and conditions of the Plan are and automatically shall be incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any other terms of this Option Agreement. The Option granted hereunder is a non-qualified stock option ("NQSO").

         2. Purchase Price. The purchase price per share of the shares of Common Stock covered by the Option shall be $1.23. It is the determination of the Company's Stock Option Committee (the "Committee") that the Option price is equal to the greater of one hundred percent of the fair market value of a share of Common Stock, or the par value thereof, on the Grant Date.

         3. Term. Unless earlier terminated pursuant to any provision of the Plan or of this Option Agreement, this Option shall expire on May 23, 2011 (the "Expiration Date"), which date is ten years from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

         4. Exercise of Option. Subject to Section 10 of the Plan and to Paragraphs 3, 8, 9 and 10 of this Option Agreement, this Option may be exercised in three equal annual installments commencing with the first anniversary of the Grant Date but only if the Non-Employee Director has attended at least seventy-five percent of the Board of Director meetings during the twelve-month period immediately preceding the date the annual installment first becomes exercisable. In the event the Non-Employee Director fails to attend at least seventy-five percent of the Board of Director meetings during the twelve-month period immediately preceding the date the annual installment first becomes exercisable, the shares with respect to which the Option otherwise would have become exercisable in that installment shall not be exercisable but shall be cancelled and shall be available for other grants under the Plan. Options that become exercisable in accordance with the foregoing shall remain exercisable, subject to the provisions contained in the Plan and in this Option Agreement, until the expiration of the term of this Option as set forth in Paragraph 3 or until other termination of the Option.

         5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised upon written notice to the Company, at its principal office, which is located at Two Bala Plaza, Suite 405, Bala Cynwyd, Pennsylvania 19004-1510. Such notice (a suggested form of which is attached) shall state the election to exercise the Option and the number of shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, if the Company so requests, be accompanied by the investment certificate referred to in Paragraph 6 hereof and shall be accompanied by payment of the full Option price of such shares. Only full shares will be issued. Any fractional shares will be forfeited.

         The Option price shall be paid to the Company:

                  (a) In cash, or in its equivalent, or

                  (b) In whole or in part through the transfer of shares of Common Stock previously acquired by the Non-Employee Director, provided the shares of Common Stock so transferred have been held by the Non-Employee Director for more than 12 months on the date of exercise.

         In the event the Option price is paid, in whole or in part, with shares of Common Stock, the portion of the exercise price so paid shall equal the fair market value (as defined in the Plan) of such shares on the date of exercise.

         Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Non-Employee Director and if the Non-Employee Director shall so request in the notice exercising the Option, shall be registered in the name of the Non-Employee Director and the Non-Employee Director's spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the legal disability or death of the Non-Employee Director, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable by the Company.

         6. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Non-Employee Director that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933 and the Company has not thereafter notified the Non-Employee Director that such registration is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 (or of any rules or regulations promulgated thereunder) or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

         7. Transferability of Option. Except as otherwise provided in this Paragraph 7, this Option is not assignable or transferable by the Non-Employee Director other than by will or by the laws THE JUDGE GROUP, INC. of descent and distribution, and during the lifetime of the Non-Employee Director, this Option shall be exercisable only by the Non-Employee Director or by his or her guardian or legal representative. However, the Non-Employee Director may transfer this Option for no consideration to (i) a member of his or her immediate family, (ii) a partnership of which the only partners are members of his or her immediate family, or (iii) a trust established solely for the benefit of his or her immediate family members. Any transferee of this Option shall remain subject to all the terms and conditions applicable to this Option prior to such transfer.

         If the Non-Employee Director is married at the time of exercise and if the Non-Employee Director so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Non-Employee Director and the Non-Employee Director's spouse, jointly, with right of survivorship.

         8. Termination of Service as a Director. If the Non-Employee Director's service as a director of the Company is terminated for any reason other than death or disability prior to the Expiration Date of this Option as set forth in Paragraph 3, this Option may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date he or she ceased to be a director, at any time prior to the earlier of:

                  (a) The Expiration Date specified in Paragraph 3; or

                  (b) Three months after the date of such termination of service as a director.

         9. Disability. If the Non-Employee Director becomes disabled, as defined in the Plan, during his or her term as a director of the Company, and prior to the Expiration Date of this Option as set forth in Paragraph 3, the Non-Employee Director's service as a director of the Company is terminated as a consequence of such disability, this Option may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date he or she ceased to be a director, at any time prior to the earlier of:

                  (a) The Expiration Date specified in Paragraph 3; or

                  (b) One year after the date the Non-Employee Director ceases to be a director by reason of disability.

         In the event of the Non-Employee Director's legal disability, this Option may be exercised by the Non-Employee Director's legal representative.

         10. Death. If the Non-Employee Director dies during his or her term as a director of the Company and prior to the Expiration Date of this Option as set forth in Paragraph 3, or if the Non-Employee Director's Board membership ceases for any reason (as described in Paragraphs 8 or 9 above) and the Non-Employee Director dies following his or her ceasing to be a director but prior to the earlier of the Expiration Date of this Option as set forth in Paragraph 3 above, or the expiration of the period determined under Paragraph 8 or 9 above, this Option may be exercised, to the extent of the number of shares with respect to which the Non-Employee Director could have exercised it on the date of his or her death, at any time prior to the earlier of:

                  (a) The Expiration Date specified in Paragraph 3; or

                  (b) One year after the date of the Non-Employee Director's death.

         This Option may be exercised by the Non-Employee Director's estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Non-Employee Director's death.

         11. Governing Law. This Option Agreement shall be governed by applicable Federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

        IN WITNESS WHEREOF, the Company has caused this Non-Qualified Stock Option Agreement to be duly executed by its officer thereunto duly authorized, and the Non-Employee Director has hereunto set his or her hand, all as of the day and year first above written.



[SEAL]                    THE JUDGE GROUP, INC.

                          /s/ Martin E. Judge, Jr.
                          ------------------------
                          Chairman of the Board and Chief Executive Officer

                          NON-EMPLOYEE DIRECTOR

                          /s/ Robert H. Strouse
                          ---------------------
                          Robert H. Strouse

                              THE JUDGE GROUP, INC.
                             1996 STOCK OPTION PLAN
                (As Amended and Restated Effective May 22, 2001)

                Notice of Exercise of Non-Qualified Stock Option

         Subject to the terms of The Judge Group, Inc. 1996 Stock Option Plan (As Amended and Restated Effective May 22, 2001) and the Non-Qualified Stock Option Agreement under which the non-qualified stock option herein referenced was granted to me on May 23, 2001, I hereby exercise the non-qualified stock option granted to me on said date by The Judge Group, Inc., with respect to the following number of shares of The Judge Group, Inc. common stock, par value $.01 per share ("Shares"), covered by said option:

                Number of Shares to be purchased
                                                        -------------
                Option price per Share                  $        1.23
                                                        -------------
                Total option price                      $
                                                        -------------

Check one of the following to indicate method of payment:
[ ] Enclosed is cash or its equivalent, in the amount of $____________ in full payment for such Shares.
[ ] Enclosed is/are Shares with a total fair market value of $____________ in full payment for such Shares.
[ ] Enclosed are cash or its equivalent, in the amount of $_____________ and
    ____________ Shares with a total fair market value of $________________ in full payment for such Shares.


Please have the certificate or certificates representing the purchased Shares registered in the following name or names(1)___________________________________
and sent to____________________________________________________________________

                                                     NON-EMPLOYEE DIRECTOR
DATED:
       --------------------                          --------------------------
                                                     Robert H. Strouse


------------------
(1) Certificates may be registered in the name of the Non-Employee Director alone or in the names of the Non-Employee Director and his or her spouse, jointly, with right of survivorship.